UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2020

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.)	001-36109	46-2809094
Delaware (QualityTech, LP)	333-201810	27-0707288
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2020, the Board of Directors (the “Board”) of QTS Realty Trust, Inc. (the “Company”) increased the size of the Board from ten directors to eleven directors and appointed Joan A. Dempsey to serve as a member of the Board until the 2021 annual meeting of stockholders, effective immediately. Concurrently with her appointment to the Board, Ms. Dempsey was also appointed to the Company’s Security Committee.

Ms. Dempsey, 65, brings over 35 years of consulting and operational experience, primarily working with federal government entities. Ms. Dempsey currently serves as Senior Executive Advisor to the Booz Allen Hamilton Chief Executive Officer. Previously, she served as Executive Vice President and Senior Partner at Booz Allen Hamilton, a management and technology consulting firm, for 12 years where she led the company’s operations and strategy within the defense, homeland security and intelligence sectors. Prior to joining Booz Allen Hamilton in 2005, Ms. Dempsey spent a 25-year career serving in the federal government, including two political appointments. She served as the deputy director of Central Intelligence for Community Management during President Bill Clinton’s administration and served as the executive director of the President’s Intelligence Advisory Board during President George W. Bush’s administration. Ms. Dempsey also spent 17 years as a senior civilian in the Department of Defense (“DoD”) as deputy director of intelligence at the Defense Intelligence Agency, as the deputy assistant secretary of defense for intelligence and security, and as the designated (acting) assistant secretary of command, control, communications and intelligence. Ms. Dempsey was the 2004 recipient of the Intelligence Security Affairs Support Association William O. Baker Award, an honor she shares with two former secretaries of defense, three members of Congress, and two former directors of central intelligence. In addition to the DoD Distinguished Civilian Service Award, she is a recipient of the National Intelligence Medal of Achievement, and The American University Roger W. Jones Award for Executive Leadership. Ms. Dempsey holds an M.P.A. in public administration from the University of Arkansas and a B.A. degree from Southern Arkansas University.

As a member of the Board, Ms. Dempsey is entitled to certain compensation beginning in 2021 that all of the Company’s independent directors receive, including an annual grant of securities with a value of $160,000 that vests on the first anniversary of the grant date and an annual cash retainer of $75,000 for service as a director. In addition, Ms. Dempsey will also receive an additional annual cash retainer of $7,500 for service as a member of the Security Committee. The grant of securities will be made under the Company’s equity incentive plan. As a non-employee director, Ms. Dempsey will be entitled to elect to receive her annual cash retainers in securities of the Company, and all equity compensation will be paid 50% in stock options and 50% in shares of restricted Class A common stock.

In connection with her appointment to the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Dempsey that is in substantially the same form as that entered into with the other directors of the Company and that obligates the Company to indemnify her to the maximum extent permitted by Maryland law. The Indemnification Agreement provides that if Ms. Dempsey is a party or is threatened to be made a party to any proceeding by reason of her status as a director, the Company must indemnify her for all reasonable expenses and liabilities actually incurred by her, or on her behalf, unless it has been established that:

•	the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;
•	she actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal action or proceeding, she had reasonable cause to believe that her conduct was unlawful;

provided, however, that the Company (i) has no obligation to indemnify Ms. Dempsey for a proceeding by or in the right of the Company, for reasonable expenses and liabilities actually incurred by her, or on her behalf, if it has been adjudged that she is liable to the Company with respect to such proceeding and (ii) has no obligation to indemnify or advance expenses to Ms. Dempsey for a proceeding brought by her against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the Maryland General Corporation Law (“MGCL”) or as otherwise provided by the Company’s bylaws, our charter, a resolution of the Company’s Board or an agreement approved by the Board. Under the MGCL, a Maryland corporation may not indemnify a director in a suit by or in the right of the corporation in which the director was adjudged liable on the basis that a personal benefit was improperly received.

Upon Ms. Dempsey’s application to a court of appropriate jurisdiction, the court may order indemnification if:

•	the court determines that she is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case she will be entitled to recover from the Company the expenses securing such indemnification; or
•	the court determines that she is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not she has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that the Company’s indemnification obligations to her will be limited to the expenses actually and reasonably incurred by her, or on her behalf, in connection with any proceeding by or in the right of the Company or in which she will have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

Notwithstanding and without limiting any other provisions of the Indemnification Agreement, if Ms. Dempsey is a party or is threatened to be made a party to any proceeding by reason of her status as a director, and she is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company must indemnify her for all expenses actually and reasonably incurred by her, or on her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

The Company is required to pay all indemnifiable expenses in advance of the final disposition of any proceeding if Ms. Dempsey furnishes the Company with a written affirmation of her good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to reimburse the Company if a court of competent jurisdiction determines that she is not entitled to indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company on December 17, 2020, which relates to the matters disclosed above in this Form 8-K among other things, is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
10.1	Indemnification Agreement, dated as of December 17, 2020, by and between QTS Realty Trust, Inc. and Joan A. Dempsey
99.1	Press release dated, December 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

December 17, 2020	By:	/s/ Matt N. Thomson
Matt N. Thomson
General Counsel

QualityTech, LP

December 17, 2020	By: QTS Realty Trust, Inc.,
its general partner

	By:	/s/ Matt N. Thomson
Matt N. Thomson
General Counsel